Exhibit 99.1

        Press Release

Las Vegas Sands Corp. Reports
Third Quarter 2010 Results

Consolidated Third Quarter Adjusted Property EBITDA Increases 136.9% to
Record $645.2 Million on Record Net Revenue of $1.91 Billion

Majority-owned Subsidiary Sands China Ltd’s Adjusted Property EBITDA
Increases 40.8% to Record $334.6 Million and Record Adjusted Property EBITDA Margin of 31.3%

Marina Bay Sands Generates Adjusted Property EBITDA of $241.6 Million and
Adjusted Property EBITDA Margin of 49.7%

Consolidated Adjusted Property EBITDA Margin Increases to 33.8%, Up 990 Basis
Points Compared to the Third Quarter of 2009

Las Vegas, NV (October 27, 2010) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended September 30, 2010.

Company-Wide Operating Results

Net revenue for the third quarter of 2010 was a record $1.91 billion, an increase of 67.3% compared to $1.14 billion in the third quarter of 2009. Consolidated adjusted property EBITDA in the third quarter of 2010 increased 136.9% to $645.2 million, compared to $272.3 million in the year-ago quarter. Consolidated adjusted property EBITDA margin increased 990 basis points to 33.8% in the third quarter of 2010, compared to 23.9% in the third quarter of 2009.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the third quarter of 2010 increased to $383.3 million, compared to $62.4 million in the third quarter of 2009. The increase in operating income was principally due to stronger results across our portfolio of properties in Macau, and the first full quarter of operations at Marina Bay Sands in Singapore.

Adjusted net income (see Note 1) increased to $265.2 million, or $0.34 per diluted share, compared to $20.1 million, or $0.03 per diluted share, in the third quarter of 2009.

On a GAAP basis, net income attributable to common stockholders in the third quarter of 2010 was $168.0 million, compared to net loss of $123.0 million in the third quarter of 2009. Diluted earnings per share in the third quarter of 2010 was $0.21, compared to a diluted loss per share of $0.19 in the prior year quarter. The improvement in our net income attributable to common stockholders of $291.0 million reflects the increase in operating income, partially offset by an increase in net income attributable to noncontrolling interests (primarily Sands China Ltd.).

Third Quarter Overview

Sheldon G. Adelson, chairman and CEO, stated, “We are incredibly pleased to report that records for revenues, adjusted property EBITDA and adjusted property EBITDA margin were achieved during the third quarter of 2010. Strong revenue growth and increases in operational efficiency in Macau and outstanding results at Marina Bay Sands in Singapore contributed to substantial margin expansion and industry-leading financial performance overall. We measure our financial success by the generation of EBITDA, not by our share of market revenue.  We are therefore extremely proud to deliver an all-time quarterly record of $334.6 million of adjusted property EBITDA for our Macau operations, with both The Venetian Macao and Four Seasons Hotel Macao and Plaza Casino delivering substantial revenue and adjusted property EBITDA growth and margin expansion. In Las Vegas, increases in gaming volumes and hotel revenues allowed us to deliver $58.3 million of adjusted property EBITDA during the quarter.

“In Singapore, Marina Bay Sands, which just completed its first full quarter of operations, generated the highest quarterly adjusted property EBITDA and EBITDA margin from any single property in the history of our company. Marina Bay Sands produced $241.6 million of adjusted property EBITDA and an EBITDA margin of 49.7% during the quarter. Both gaming volumes and visitation to the property have continued to trend upward since our opening, and we are gratified by the overwhelming reception the property has received. One example of that growth is the increase in average daily adjusted property EBITDA of over 275% from May to October.  We are proud that Marina Bay Sands has already enhanced Singapore’s reputation as an international business and leisure destination.  Looking ahead, we are confident that Marina Bay Sands will provide an ideal platform for strong growth and outstanding returns for our company.”

Sands China Ltd. Consolidated Financial Results

Sands China Ltd. is a majority-owned subsidiary of the company which owns and operates the company’s integrated resort properties and other assets in Macau. On a U.S. GAAP basis, total net revenues for Sands China Ltd. increased 27.7% to $1.08 billion in the third quarter of 2010, compared to $846.0 million in the third quarter of 2009. Adjusted property EBITDA for Sands China Ltd. increased 43.0% to $328.6 million in the third quarter of 2010, compared to $229.8 million in the third quarter of 2009. Net income for Sands China Ltd. increased 124.9% to $196.6 million in the third quarter of 2010, compared to $87.4 million in the third quarter of 2009.

The Venetian Macao Third Quarter Operating Results

The Venetian Macao continues to enjoy market-leading visitation and strong financial performance.  The property delivered record adjusted property EBITDA of $211.5 million for the third quarter of 2010 and record 34.1% adjusted property EBITDA margin, an increase of 370 basis points over the third quarter of 2009. Gaming volumes were healthy in each segment of the business. Slot handle was a record $853.7 million, increasing 40.0% compared to the quarter one year ago, while Non-Rolling Chip drop was a record $956.9 million for the quarter, an increase of 14.6% compared to the same quarter last year. Non-Rolling Chip win percentage for the quarter was 26.6%. Rolling Chip volume during the quarter was $11.04 billion, with the direct play portion representing approximately $2.52 billion, or 22.8% of that amount.

The following table summarizes our key operating results for The Venetian Macao for the third quarter of 2010 compared to the third quarter of 2009:

	Three Months Ended
The Venetian Macao Operations	September 30,
(Dollars in millions)	2010	2009(1)	$ Change	Change
Revenues:
Casino	$540.3	$420.8	$119.5	28.4%
Rooms	50.6	45.0	5.6	12.4%
Food and Beverage	16.5	13.6	2.9	21.3%
Retail and Other	42.9	40.0	2.9	7.3%
Less - Promotional Allowances	(29.6)	(25.4)	(4.2)	-16.5%
Net Revenues	$620.7	$494.0	$126.7	25.6%

Adjusted Property EBITDA	$211.5	$150.4	$61.1	40.6%
EBITDA Margin %	34.1%	30.4%		3.7 pts

Operating Income	$156.9	$95.6	$61.3	64.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11,035.1	$9,062.2	$1,972.9	21.8%
Rolling Chip Win %(2)	3.05%	2.83%		0.22 pts

Non-Rolling Chip Drop	$956.9	$834.9	$122.0	14.6%
Non-Rolling Chip Win %(3)	26.6%	23.0%		3.6 pts

Slot Handle	$853.7	$609.7	$244.0	40.0%
Slot Hold %(4)	6.5%	7.5%		-1.0 pts

Hotel Statistics

Occupancy %	90.1%	88.1%		2.0 pts
Average Daily Rate (ADR)	$217	$198	$19	9.6%
Revenue per Available Room (RevPAR)	$195	$175	$20	11.4%

(1) Revenue amounts have been reclassified to conform to the current period presentation.
(2)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(3)This compares to The Venetian Macao’s trailing 12 month Non-Rolling Chip win percentage of 24.4% (calculated before discounts).
(4)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Sands Macao Third Quarter Operating Results

Sands Macao’s third quarter operating performance reflected Sands’ strong competitive positioning on the Macau peninsula. Gaming volumes were healthy, while efficiency programs positively impacted financial results. Adjusted property EBITDA was $74.1 million in the quarter, a decrease of 3.9% compared to the third quarter of 2009. Adjusted property EBITDA margin was 25.7% in the quarter, compared to 27.5% in the year-ago quarter. Slot handle increased to a record $435.7 million, up 33.0% compared to the quarter one year ago, while Rolling Chip volume increased 14.5% to $6.28 billion for the quarter.

The following table summarizes our key operating results for the Sands Macao for the third quarter of 2010 compared to the third quarter of 2009:

	Three Months Ended
Sands Macao Operations	September 30,
(Dollars in millions)	2010	2009	$ Change	Change

Revenues:
Casino	$281.8	$275.4	$6.4	2.3%
Rooms	6.1	6.6	(0.5)	-7.6%
Food and Beverage	11.3	9.4	1.9	20.2%
Retail and Other	2.2	1.2	1.0	83.3%
Less - Promotional Allowances	(13.2)	(11.8)	(1.4)	-11.9%
Net Revenues	$288.2	$280.8	$7.4	2.6%

Adjusted Property EBITDA	$74.1	$77.1	$(3.0)	-3.9%
EBITDA Margin %	25.7%	27.5%		-1.8 pts

Operating Income	$64.1	$64.4	$(0.3)	-0.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,275.0	$5,479.1	$795.9	14.5%
Rolling Chip Win %(1)	3.00%	3.37%		-0.37 pts

Non-Rolling Chip Drop	$649.6	$626.4	$23.2	3.7%
Non-Rolling Chip Win %(2)	20.3%	19.0%		1.3 pts

Slot Handle	$435.7	$327.5	$108.2	33.0%
Slot Hold %(3)	5.7%	6.6%		-0.9 pts

Hotel Statistics

Occupancy %	96.6%	97.9%		-1.3 pts
Average Daily Rate (ADR)	$239	$254	$(15)	-5.9%
Revenue per Available Room (RevPAR)	$231	$248	$(17)	-6.9%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to the Sands Macao’s trailing 12 month Non-Rolling Chip win percentage of 20.2% (calculated before discounts).
(3)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Four Seasons Hotel Macao and Plaza Casino Third Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino delivered a quarterly record $49.0 million of adjusted property EBITDA for the third quarter of 2010, an increase of $38.8 million, or 380.4%, compared to the third quarter of 2009. Rolling Chip volume increased to $4.74 billion during the quarter, with the direct play portion representing approximately $1.99 billion, or 42.0% of that total. The mass gaming business continued to expand, with slot handle achieving $120.3 million in the quarter, an increase of 98.5% compared to last year’s third quarter.  Non-Rolling Chip drop increased 18.8% to $98.5 million.  Hotel occupancy reached 70.9% during the quarter, up from 56.2% in the same quarter last year.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the third quarter of 2010 compared to the third quarter of 2009:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	September 30,
(Dollars in millions)	2010	2009	$ Change	Change

Revenues:
Casino	$142.3	$54.8	$87.5	159.7%
Rooms	7.6	5.5	2.1	38.2%
Food and Beverage	5.1	3.9	1.2	30.8%
Retail and Other	13.9	8.0	5.9	73.8%
Less - Promotional Allowances	(8.5)	(5.1)	(3.4)	-66.7%
Net Revenues	$160.4	$67.1	$93.3	139.0%

Adjusted Property EBITDA	$49.0	$10.2	$38.8	380.4%
EBITDA Margin %	30.5%	15.1%		15.4 pts

Operating Income (Loss)	$34.1	$(4.3)	$38.4	893.0%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,740.6	$2,183.7	$2,556.9	117.1%
Rolling Chip Win %(1)	3.08%	2.31%		0.77 pts

Non-Rolling Chip Drop	$98.5	$82.9	$15.6	18.8%
Non-Rolling Chip Win %(2)	29.5%	22.3%		7.2 pts

Slot Handle	$120.3	$60.6	$59.7	98.5%
Slot Hold %(3)	5.4%	5.4%		0.0 pts

Hotel Statistics

Occupancy %	70.9%	56.2%		14.7 pts
Average Daily Rate (ADR)	$309	$294	$15	5.1%
Revenue per Available Room (RevPAR)	$219	$165	$54	32.7%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to the Plaza Casino’s trailing 12 month Non-Rolling Chip win percentage of 24.7% (calculated before discounts).
(3)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Marina Bay Sands Third Quarter Operating Results

Marina Bay Sands in Singapore, in its first full quarter of operations, delivered adjusted property EBITDA of $241.6 million for the third quarter of 2010 and 49.7% adjusted property EBITDA margin. Net revenue in the third quarter was $485.9 million. The property has now been open for approximately six months and it continues to build momentum as additional dining, convention and exhibition, and retail offerings come online to enhance the full complement of amenities available to guests.

Gaming volumes were strong in each segment of the business. Rolling Chip volume was $10.25 billion. Rolling Chip win percentage was 2.65%, which is lower than our expected Rolling Chip win percentage of 2.7% to 3.0%.  Non-Rolling Chip drop was $892.1 million with Non-Rolling Chip win percentage of 22.1%. Slot handle was $1.36 billion for the period with slot hold percentage of 5.9%.

	Quarter Ended	65 Days Ended
Marina Bay Sands Operations	September 30,	June 30,
(Dollars in millions)	2010	2010

Revenues:
Casino	$414.5	$190.8
Rooms	38.2	9.7
Food and Beverage	31.9	13.4
Retail and Other	31.3	12.5
Less - Promotional Allowances	(30.0)	(10.0)
Net Revenues	$485.9	$216.4

Adjusted Property EBITDA	$241.6	$94.5
EBITDA Margin %	49.7%	43.7%

Operating Income	$166.2	$52.0

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,254.6	$3,884.0
Rolling Chip Win %(1)	2.65%	2.18%

Non-Rolling Chip Drop	$892.1	$538.3
Non-Rolling Chip Win %	22.1%	21.5%

Slot Handle	$1,358.7	$482.3
Slot Hold %	5.9%	7.5%

Hotel Statistics

Occupancy %	68.2%	54.9%
Average Daily Rate (ADR)	$246	$226
Revenue per Available Room (RevPAR)	$168	$124

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Third Quarter Operating Results

The Venetian Las Vegas and The Palazzo enjoyed stronger gaming volumes, improved group booking volumes and improved hotel occupancy during the quarter.  Our Las Vegas operations delivered $58.3 million of adjusted property EBITDA for the third quarter of 2010, compared to $34.5 million in the third quarter of 2009. Table games drop increased 10.9% to $476.5 million and table games win percentage was 17.1% and above the 12.2% experienced in the prior year quarter.

The following table summarizes our key operating results for our Las Vegas operations for the third quarter of 2010 compared to the third quarter of 2009:

	Three Months Ended
Las Vegas Operations	September 30,
(Dollars in millions)	2010	2009(1)	$ Change	Change

Revenues:
Casino	$116.6	$99.0	$17.6	17.8%
Rooms	105.6	98.6	7.0	7.1%
Food and Beverage	47.2	41.7	5.5	13.2%
Retail and Other	62.6	31.6	31.0	98.1%
Less - Promotional Allowances	(41.3)	(41.9)	0.6	1.4%
Net Revenues	$290.7	$229.0	$61.7	26.9%

Adjusted Property EBITDA	$58.3	$34.5	$23.8	69.0%
EBITDA Margin %	20.0%	15.0%		5.0 pts

Operating Income (Loss)	$23.4	$(28.9)	$52.3	181.0%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$476.5	$429.7	$46.8	10.9%
Table Games Win %(2)	17.1%	12.2%		4.9 pts

Slot Handle	$663.6	$672.2	$(8.6)	-1.3%
Slot Hold %(3)	7.9%	7.8%		0.1 pts

Hotel Statistics

The Venetian Las Vegas:
Occupancy %	94.0%	88.7%		5.3 pts
Average Daily Rate (ADR)	$166	$171	$(5)	-2.9%
Revenue per Available Room (RevPAR)	$156	$152	$4	2.6%

The Palazzo:
Occupancy %	93.2%	87.9%		5.3 pts
Average Daily Rate (ADR)	$185	$174	$11	6.3%
Revenue per Available Room (RevPAR)	$173	$153	$20	13.1%

(1)  Revenue amounts have been reclassified to conform to the current presentation.
(2)  This compares to our Las Vegas Operations trailing 12 month table games win percentage of 17.1% (calculated before discounts).
(3) This compares to our expected slot hold percentage of 7% to 8% (calculated before slot club cash incentives).

Sands Bethlehem Third Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania were $82.8 million and adjusted property EBITDA reached $16.4 million for the third quarter of 2010, the highest total since the opening of the property in May 2009. The introduction of 89 table games in July 2010 expanded the property’s offerings and produced $72.9 million of table games drop with a win percentage of 13.0%. Slot handle at the property was $934.6 million for the quarter. Construction of the property’s 300-room hotel tower is progressing and the hotel is expected to open in May 2011.

The following table summarizes our key operating results for Sands Bethlehem for the third quarter of 2010 compared to the third quarter of 2009:

	Three Months Ended
Sands Bethlehem Operations	September 30,
(Dollars in millions)	2010	2009	$ Change	Change

Revenues:
Casino	$78.5	$58.2	$20.3	34.9%
Food and Beverage	5.2	5.8	(0.6)	-10.3%
Retail and Other	2.3	0.9	1.4	155.6%
Less - Promotional Allowances	(3.2)	(1.9)	(1.3)	-68.4%
Net Revenues	$82.8	$63.0	$19.8	31.4%

Adjusted Property EBITDA	$16.4	$8.3	$8.1	97.6%
EBITDA Margin %	19.7%	13.2%		6.5 pts

Operating Income	$8.4	$0.9	$7.5	833.3%

Gaming Statistics
(Dollars in millions)

Table Games Drop(1)	$72.9
Table Games Win %	13.0%

Slot Handle	$934.6	$813.3	$121.3	14.9%
Slot Hold %(2)	7.2%	7.2%		0.0 pts

(1)  Table games were introduced at the property on July 18, 2010.
(2) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally composed of losses from our CotaiJet ferry operation, was negative $5.6 million in the quarter.

Pre-opening expenses, related principally to Marina Bay Sands in Singapore and the Shangri-La, Traders, Sheraton, St. Regis development on Parcels 5 & 6 of the Cotai Strip, decreased to $10.1 million in the third quarter of 2010, compared to $28.9 million in the third quarter of 2009.

Depreciation and amortization expense was $186.7 million in the third quarter of 2010, compared to $148.7 million in the third quarter of 2009. The increase was principally driven by the opening of Marina Bay Sands in April 2010.

Interest expense, net of amounts capitalized, was $76.7 million for the third quarter of 2010, compared to $88.5 million during the third quarter of 2009. Our weighted average borrowing cost in the third quarter of 2010 was 4.1%. Capitalized interest was $32.0 million during the third quarter of 2010, compared to $16.9 million during the third quarter of 2009.

Corporate expense was $28.7 million in the third quarter of 2010, compared to $17.5 million in the third quarter of 2009. The increase was driven principally by higher incentive compensation expenses attributable to the company’s improved performance.

The company recorded a non-cash impairment loss of $16.1 million during the quarter primarily related to equipment in Macau that is expected to be disposed.

Other income, which was principally composed of foreign currency translation gains, was $6.4 million in the third quarter of 2010, compared to other expense of $1.6 million in the third quarter of 2009.

Loss on modification or early retirement of debt was primarily comprised of the write-down of deferred financing costs and fees associated with the company’s amend and extend transaction consummated during the third quarter.

The company’s effective tax rate for the third quarter of 2010 was 8.6%. The effective tax rate includes a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

Net income attributable to noncontrolling interests during the third quarter of $54.3 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of September 30, 2010, were $2.39 billion, while restricted cash balances were $959.7 million. Of the restricted cash balances, $885.2 million pertains to construction for the Shangi-La, Traders, Sheraton, St. Regis development on Parcels 5 & 6 in Macau, and $61.5 million is restricted for construction of Marina Bay Sands in Singapore.

As of September 30, 2010, total debt outstanding, including the current portion, was $10.14 billion. Scheduled principal payments required in 2010 and 2011 total $37.9 million and $798.0 million, respectively.

Capital Expenditures

Capital expenditures during the third quarter totaled $523.1 million, including construction and development activities of $356.4 million at Marina Bay Sands, $146.9 million in Macau, $11.9 million at Sands Bethlehem, and $7.9 million in Las Vegas.

###

Conference Call Information

The company will hold a conference call to discuss the company's results on Wednesday, October 27, 2010 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the Company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificates and subconcession, infrastructure in Macau and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes U.S. deferred tax valuation allowance, pre-opening expense, development expense, impairment loss, gain or loss on disposal of assets, loss on modification or early retirement of debt, legal settlement expense, preferred stock dividends, and accretion to redemption value of preferred stock issued to the Principal Stockholder’s family.

About Las Vegas Sands Corp.

Las Vegas Sands Corp. (NYSE: LVS) is a Fortune 500 company and the leading global developer of destination properties (integrated resorts) that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

THE VENETIAN® and THE PALAZZO®, Five-Diamond luxury resorts on the Las Vegas Strip, are among the company’s properties in the United States. In Singapore, the iconic MARINA BAY SANDS® is the most recent addition to the company’s portfolio.

Through its majority-owned subsidiary Sands China Ltd., the company also owns a collection of properties in Macau, including THE VENETIAN® Macao, Four Seasons Hotel Macao and the Four Seasons-branded serviced-apartments at its COTAI STRIP® development, as well as the SANDS® Macao on the Macau peninsula.

The company is currently constructing a 6,400-room complex at the COTAI STRIP, which will feature the Shangri-La, Traders, Sheraton, and St. Regis hotel brands.

Las Vegas Sands is also committed to global sustainability through its SANDS Eco 360 program and is an active community partner through its various charitable organizations.

Contacts:

Investment Community:             Daniel Briggs                 (702) 414-1221
Media:                                           Ron Reese                      (702) 414-3607

Las Vegas Sands Corp.
Third Quarter 2010 Results
Non-GAAP Reconciliations

Within the company’s third quarter 2010 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense.  Reconciliations of GAAP operating income (loss) and GAAP net income (loss) attributable to Las Vegas Sands Corp. to adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Casino	$1,573,851	$908,255	$3,929,922	$2,504,233
Rooms	208,160	155,673	579,709	492,030
Food and beverage	117,186	74,457	314,344	248,852
Convention, retail and other	147,179	95,604	370,660	304,976
	2,046,376	1,233,989	5,194,635	3,550,091
Less - promotional allowances	(137,604)	(92,845)	(356,499)	(271,185)
	1,908,772	1,141,144	4,838,136	3,278,906

Operating expenses:
Resort operations	1,271,862	877,224	3,371,333	2,520,646
Corporate expense	28,686	17,519	78,116	105,250
Rental expense	9,186	6,691	30,690	22,497
Pre-opening expense	10,107	28,855	97,684	115,619
Development expense	425	80	1,258	344
Depreciation and amortization	186,738	148,677	510,521	431,559
Impairment loss	16,057	-	16,057	151,175
(Gain) loss on disposal of assets	2,406	(284)	40,577	4,500
	1,525,467	1,078,762	4,146,236	3,351,590

Operating income (loss)	383,305	62,382	691,900	(72,684)

Interest income	2,661	1,599	6,367	9,840
Interest expense, net of amounts capitalized	(76,723)	(88,514)	(231,875)	(224,503)
Other income (expense)	6,444	(1,564)	(6,205)	(6,534)
Loss on modification or early retirement of debt	(21,692)	(204)	(18,555)	(204)

Income (loss) before income taxes	293,995	(26,301)	441,632	(294,085)

Income tax expense	(25,161)	(54,316)	(46,436)	(641)

Net income (loss)	268,834	(80,617)	395,196	(294,726)

Net (income) loss attributable to noncontrolling interests	(54,337)	4,111	(121,311)	7,674

Net income (loss) attributable to Las Vegas Sands Corp.	214,497	(76,506)	273,885	(287,052)

Preferred stock dividends	(23,350)	(23,350)	(70,050)	(69,676)
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	(23,136)	(23,136)	(69,408)	(69,408)

Net income (loss) attributable to common stockholders	$168,011	$(122,992)	$134,427	$(426,136)

Basic earnings (loss) per share	$0.25	$(0.19)	$0.20	$(0.65)

Diluted earnings (loss) per share	$0.21	$(0.19)	$0.17	$(0.65)

Weighted average shares outstanding:

Basic	660,836,841	660,245,590	660,495,783	655,687,503

Diluted	789,156,247	660,245,590	782,156,007	655,687,503

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

	Three Months Ended September 30, 2010

	Operating Income (Loss)	Depreciation and Amortization	Impairment and (Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$156,872	$48,376	$3,442	$-	$-	$539	$-	$2,267	$211,496

Sands Macao	64,102	9,487	23	-	-	139	-	352	74,103

Four Seasons Hotel Macao and Plaza Casino	34,065	12,981	(71)	1,171	-	112	-	704	48,962

Macau Property Operations	255,039	70,844	3,394	1,171	-	790	-	3,323	334,561

Las Vegas Operating Properties	23,441	56,738	323	-	(26,434)	4,203	-	-	58,271

Sands Bethlehem	8,414	6,871	-	425	-	651	-	-	16,361

United States Property Operations	31,855	63,609	323	425	(26,434)	4,854	-	-	74,632

Marina Bay Sands	166,216	44,731	311	2,533	21,650	2,428	-	3,720	241,589

Other Asia (2)	(14,958)	4,089	-	69	5,000	237	-	-	(5,563)

Other Development	(23,082)	170	14,435	6,334	-	-	-	2,143	-

Corporate	(31,765)	3,295	-	-	(216)	-	28,686	-	-

	$383,305	$186,738	$18,463	$10,532	$-	$8,309	$28,686	$9,186	$645,219

	Three Months Ended September 30, 2009

	Operating Income (Loss)	Depreciation and Amortization	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$95,580	$51,056	$(323)	$(10)	$-	$2,032	$-	$2,054	$150,389

Sands Macao	64,432	11,430	6	-	-	892	-	355	77,115

Four Seasons Hotel Macao and Plaza Casino	(4,322)	12,876	28	722	-	193	-	655	10,152

Macau Property Operations	155,690	75,362	(289)	712	-	3,117	-	3,064	237,656

Las Vegas Operating Properties	(28,908)	58,706	3	(1)	-	4,578	-	74	34,452

Sands Bethlehem	917	7,033	-	(262)	-	635	-	-	8,323

United States Property Operations	(27,991)	65,739	3	(263)	-	5,213	-	74	42,775

Other Asia (2)	(12,344)	3,701	2	460	-	93	-	-	(8,088)

Other Development	(32,389)	810	-	28,026	-	-	-	3,553	-

Corporate	(20,584)	3,065	-	-	-	-	17,519	-	-

	$62,382	$148,677	$(284)	$28,935	$-	$8,423	$17,519	$6,691	$272,343

	Nine Months Ended September 30, 2010

	Operating Income (Loss)	Depreciation and Amortization	Impairment and (Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$405,426	$152,611	$3,714	$-	$-	$3,158	$-	$9,331	$574,240

Sands Macao	192,931	30,302	(566)	-	-	1,350	-	1,059	225,076

Four Seasons Hotel Macao and Plaza Casino	58,796	37,552	(76)	2,159	-	336	-	2,689	101,456

Macau Property Operations	657,153	220,465	3,072	2,159	-	4,844	-	13,079	900,772

Las Vegas Operating Properties	77,681	175,728	600	-	(36,434)	11,980	-	-	229,555

Sands Bethlehem	15,725	20,763	-	1,300	-	1,662	-	-	39,450

United States Property Operations	93,406	196,491	600	1,300	(36,434)	13,642	-	-	269,005

Marina Bay Sands	218,259	70,013	302	15,942	21,650	3,694	-	6,195	336,055

Other Asia (2)	(44,012)	12,050	-	113	15,000	700	-	-	(16,149)

Other Development	(145,675)	2,171	52,660	79,428	-	-	-	11,416	-

Corporate	(87,231)	9,331	-	-	(216)	-	78,116	-	-

	$691,900	$510,521	$56,634	$98,942	$-	$22,880	$78,116	$30,690	$1,489,683

	Nine Months Ended September 30, 2009

	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$215,233	$151,974	$4,447	$(105)	$-	$4,139	$-	$6,161	$381,849

Sands Macao	149,631	36,062	93	-	-	1,674	-	1,062	188,522

Four Seasons Hotel Macao and Plaza Casino	(21,809)	37,517	65	2,008	-	336	-	1,966	20,083

Macau Property Operations	343,055	225,553	4,605	1,903	-	6,149	-	9,189	590,454

Las Vegas Operating Properties	(140,913)	175,263	151,068	(55)	-	14,078	-	2,895	202,336

Sands Bethlehem	1,480	8,998	-	(262)	-	944	-	-	11,160

United States Property Operations	(139,433)	184,261	151,068	(317)	-	15,022	-	2,895	213,496

Other Asia (2)	(36,060)	10,179	2	1,360	-	530	-	-	(23,989)

Other Development	(126,618)	3,188	-	113,017	-	-	-	10,413	-

Corporate	(113,628)	8,378	-	-	-	-	105,250	-	-

	$(72,684)	$431,559	$155,675	$115,963	$-	$21,701	$105,250	$22,497	$779,961

(1)  During the three months ended September 30, 2010 and 2009, the Company recorded stock-based compensation expense of $13.7 million and $12.0 million, respectively, of which $5.3 million and $2.2 million, respectively, is included in corporate expense and $0.1 million and $1.4 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.  During the nine months ended September 30, 2010 and 2009, the Company recorded stock-based compensation expense of $42.6 million and $32.9 million, respectively, of which $17.8 million and $6.9 million, respectively, is included in corporate expense and $1.9 million and $4.3 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss) attributable to Las Vegas Sands Corp.	$214,497	$(76,506)	$273,885	$(287,052)
Add (deduct) :
Net income (loss) attributable to noncontrolling interests	54,337	(4,111)	121,311	(7,674)
Income tax expense	25,161	54,316	46,436	641
Loss on modification or early retirement of debt	21,692	204	18,555	204
Other (income) expense	(6,444)	1,564	6,205	6,534
Interest expense, net of amounts capitalized	76,723	88,514	231,875	224,503
Interest income	(2,661)	(1,599)	(6,367)	(9,840)
Loss on disposal of assets	2,406	(284)	40,577	4,500
Impairment loss	16,057	-	16,057	151,175
Depreciation and amortization	186,738	148,677	510,521	431,559
Development expense	425	80	1,258	344
Pre-opening expense	10,107	28,855	97,684	115,619
Stock-based compensation (1)	8,309	8,423	22,880	21,701
Rental expense	9,186	6,691	30,690	22,497
Corporate expense	28,686	17,519	78,116	105,250

Adjusted Property EBITDA	$645,219	$272,343	$1,489,683	$779,961

(1) See prior page (Exhibit 2)

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

The Venetian Macao	$620,745	$494,014	$1,751,472	$1,421,722
Sands Macao	288,235	280,793	874,253	739,403
Four Seasons Hotel Macao and Plaza Casino	160,367	67,052	406,807	162,743
Las Vegas Operating Properties	290,690	228,993	902,419	839,571
Sands Bethlehem	82,843	62,994	218,708	95,705
Marina Bay Sands	485,886	-	702,279	-
Other Asia	28,403	21,131	80,961	64,170
Eliminations	(48,397)	(13,833)	(98,763)	(44,408)

	$1,908,772	$1,141,144	$4,838,136	$3,278,906

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
The Venetian Macao	34.1%	30.4%	32.8%	26.9%
Sands Macao	25.7%	27.5%	25.7%	25.5%
Four Seasons Hotel Macao and Plaza Casino	30.5%	15.1%	24.9%	12.3%
Las Vegas Operating Properties	20.0%	15.0%	25.4%	24.1%
Sands Bethlehem	19.7%	13.2%	18.0%	11.7%
Marina Bay Sands	49.7%	N/A	47.9%	N/A
Other Asia	-19.6%	-38.3%	-19.9%	-37.4%

Total	33.8%	23.9%	30.8%	23.8%

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income (loss) attributable to common stockholders	$168,011	$(122,992)	$134,427	$(426,136)

U.S. deferred tax valuation allowance	-	67,797	-	-
Pre-opening expense, net	10,107	28,855	97,684	115,619
Development expense, net	425	80	1,258	344
Impairment loss, net	16,057	-	16,057	151,175
(Gain) loss on disposal of assets, net	2,406	(284)	40,577	4,500
Loss on modification or early retirement of debt	21,692	204	18,555	204
Legal settlement expense	-	-	-	42,500
Preferred stock dividends	23,350	23,350	70,050	69,676
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	23,136	23,136	69,408	69,408

Adjusted net income	$265,184	$20,146	$448,016	$27,290

Per diluted share of common stock:
Net income (loss) attributable to common stockholders	$0.21	$(0.16)	$0.17	$(0.60)

U.S. deferred tax valuation allowance	-	0.09	-	-
Pre-opening expense, net	0.02	0.04	0.13	0.16
Development expense, net	-	-	-	-
Impairment loss, net	0.02	-	0.02	0.21
(Gain) loss on disposal of assets, net	-	-	0.05	0.01
Loss on modification or early retirement of debt	0.03	-	0.02	-
Legal settlement expense	-	-	-	0.06
Preferred stock dividends	0.03	0.03	0.09	0.10
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	0.03	0.03	0.09	0.10

Adjusted earnings per diluted share	$0.34	$0.03	$0.57	$0.04

Weighted average diluted shares outstanding	789,156,247	746,216,623	782,156,007	705,728,431

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Room Statistics:
The Venetian Macao:
Occupancy %	90.1%	88.1%	91.6%	80.6%
Average daily room rate (ADR) (1)	$217	$198	$207	$205
Revenue per available room (RevPAR) (2)	$195	$175	$190	$165

Sands Macao:
Occupancy %	96.6%	97.9%	97.2%	97.5%
Average daily room rate (ADR) (1)	$239	$254	$248	$258
Revenue per available room (RevPAR) (2)	$231	$248	$241	$252

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	70.9%	56.2%	71.0%	46.5%
Average daily room rate (ADR) (1)	$309	$294	$295	$293
Revenue per available room (RevPAR) (2)	$219	$165	$209	$136

The Venetian Las Vegas:
Occupancy %	94.0%	88.7%	93.5%	88.9%
Average daily room rate (ADR) (1)	$166	$171	$183	$189
Revenue per available room (RevPAR) (2)	$156	$152	$171	$168

The Palazzo:
Occupancy %	93.2%	87.9%	95.2%	90.7%
Average daily room rate (ADR) (1)	$185	$174	$201	$201
Revenue per available room (RevPAR) (2)	$173	$153	$191	$182

Marina Bay Sands:
Occupancy %	68.2%	N/A	64.8%	N/A
Average daily room rate (ADR) (1)	$246	N/A	$242	N/A
Revenue per available room (RevPAR) (2)	$168	N/A	$157	N/A

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$10,708	$8,244	$10,222	$8,057
Slot machine win per unit per day (4)	$286	$230	$263	$218
Average number of table games	600	591	597	603
Average number of slot machines	2,123	2,163	2,163	2,154

Sands Macao:
Table games win per unit per day (3)	$8,370	$8,080	$8,714	$7,031
Slot machine win per unit per day (4)	$228	$202	$216	$198
Average number of table games	416	408	416	419
Average number of slot machines	1,180	1,156	1,175	1,117

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$16,107	$6,928	$14,593	$5,032
Slot machine win per unit per day (4)	$367	$173	$405	$154
Average number of table games	118	108	117	107
Average number of slot machines	194	207	188	215

The Venetian Las Vegas:
Table games win per unit per day (3)	$3,787	$2,944	$2,885	$3,191
Slot machine win per unit per day (4)	$207	$213	$222	$210
Average number of table games	111	115	113	119
Average number of slot machines	1,498	1,486	1,409	1,467

The Palazzo:
Table games win per unit per day (3)	$3,959	$1,779	$5,543	$3,157
Slot machine win per unit per day (4)	$183	$181	$177	$171
Average number of table games	117	130	117	133
Average number of slot machines	1,416	1,408	1,415	1,408

Sands Bethlehem:
Table games win per unit per day (3)	$1,640	N/A	$1,640	N/A
Slot machine win per unit per day (4)	$243	$213	$230	$224
Average number of table games	77	N/A	77	N/A
Average number of slot machines	3,028	2,977	3,123	2,984

Marina Bay Sands:
Table games win per unit per day (3)	$8,075	N/A	$6,955	N/A
Slot machine win per unit per day (4)	$481	N/A	$437	N/A
Average number of table games	631	N/A	613	N/A
Average number of slot machines	1,798	N/A	1,684	N/A

______________________
(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 5